                                                                   EXHIBIT 10.27


              DEDICATED HOSTING SERVICE - SERVICE ORDER ATTACHMENT
                              TERMS AND CONDITIONS

-------------------------------------------------------------------------------------------------------------
CUSTOMER Legal Name                                                                 AT&T Sales Contact Name
("CUSTOMER" or "You")                    AT&T Corp. ("AT&T")                        [X} Primary Contact
--------------------------------------------------------------------------------------------------------------------
Eloquent                                 AT&T Corp.                                 Name: Rich Petrovello

-----------------------------------------------------------------------------------------------------------------------
CUSTOMER Address                         AT&T Address and Contact                   AT&T Sales Contact Information
-----------------------------------------------------------------------------------------------------------------------
2000 Alameda de las Plugas #200          55 Corporate Drive                         Address: P.O. 816
San Mateo                                Bridgewater, New Jersey 08807              Ross, CA 94957
CA County                                                                           Telephone: 415-482-8951
94403                                    Contact:                                   Fax: 415-482-8951
                                         AT&T Internet Service Contract             Email: rpetrovello@att.com
                                         Management                                 Branch Manager: Stephanie Clayton
                                         Fax: 1-800-235-7527                        Sales Strata: Growth
                                         Email: mast@att.com                        Sale Region: CA
-----------------------------------------------------------------------------------------------------------------------
CUSTOMER Contact                         AT&T Branch Contract                       AT&T Authorized Agent Information
                                         Contact Information                        (if applicable) [ ] Primary Contact
-----------------------------------------------------------------------------------------------------------------------
Name: Jeff Brock                         FMM, Contract Specialist, IP Sales         Name: Lori Last
Title: MIS                               Specialist or CPM, based on strata         Company Name: X-Telesis
Telephone: 650-294-6468                  Name: Dan Walsh                            Address: Street Address
Fax: 650-294-6400                        Address: 795 Folsom St.                    Burlingame, CA Zip Code
Email: jbrock@eloquent.com               San Francisco, CA 94107                    Telephone: 650-222-3307
CUSTOMER Account Number or               Telephone: 415-928-3943                    Fax: Fax
Master Customer Number:                  Fax: Fax                                   Email: Email
Customer Account Number                  Email:dwalsh@att.com                       Agent Code: 11794
-----------------------------------------------------------------------------------------------------------------------

The Service Order Attachment for the Dedicated Hosting Service ("Service") consists of a Terms and Conditions Section and a Pricing Schedule, which together constitute an Attachment to the Master Agreement dated __________, __ between You and AT&T ("Agreement") and is an integral part of that Agreement. In the event of conflict among the documents, the order of priority shall be this Attachment, then the Master Agreement General Terms and Conditions.

The Services provided under this Service Order Attachment are (check one):

------------------------------------------------------------------------------------------------------------------------------
[ ] AT&T Dedicated Hosting Service Level 1    [ ] AT&T Dedicated Hosting Service Level 2    [ ] AT&T Dedicated Hosting Service
                                                                                                Customer Managed Collocation
------------------------------------------------------------------------------------------------------------------------------
                Service Period                                Service Period                            Service Period

              Twelve (12) months                              Please specify                            Please specify
                                                              Twelve Months
------------------------------------------------------------------------------------------------------------------------------

This Attachment is effective when signed by both You and AT&T (the "Effective Date").

--------------------------------------------------------------------------------
      SIGNATURE BELOW BY YOUR AUTHORIZED REPRESENTATIVE IS YOUR CONSENT TO
                   THE TERMS AND CONDITIONS OF THIS AGREEMENT
--------------------------------------------------------------------------------

CUSTOMER: Eloquent                      AT&T CORP.


By: /s/ JIM FENSTERMAKER                By:
   -------------------------------      ---------------------------------------
       (Authorized Signature)                       (Authorized Signature)

JIM FENSTERMAKER
----------------------------------      ---------------------------------------
(Typed or Printed Name)                 (Typed or Printed Name)

DIRECTOR - IT
----------------------------------      ---------------------------------------
(Title)                                 (Title)

04/13/01
----------------------------------      ---------------------------------------
(Date)                                  (Date)


                                AT&T PROPRIETARY

            AT&T DEDICATED HOSTING SERVICE--SERVICE ORDER ATTACHMENT
                              TERMS AND CONDITIONS

1. DEFINITIONS

Capitalized terms used but not defined in this Attachment are defined elsewhere in the Agreement.

A. "Customer Equipment" refers to any of Your Equipment which AT&T allows You to place in Your Space.

B. "Contract Term" refers to the period which begins on the Effective Date and continues until the end of the Service Period.

C. "Data Center" refers to specific AT&T facility where Your Space, Equipment or Service is located or provided.

D. "Equipment" collectively refers to any items (including all fiber optic or other facilities) and Software provided by AT&T for use in conjunction with Your Service.

E. The "Implementation Date" is the date when Your equipment is physically installed and supplied with Internet bandwidth, regardless of whether Your Content or any software You are using has been deployed.

F. The "Initial Service Period" for each Service is the Service Period stated on the first page of this Attachment. The Initial Service period begins on the Service Activation Date of such Service.

G. The "Installation Date Letter" refers to the initial letter which AT&T shall send You via email or other method which details the projected Implementation Date or Site Readiness Date for Your Service.

H. "Lease" refers to the lease agreement between AT&T, and any of its affiliates, and the landlord or landlords where AT&T maintains a Data Center.

I. "Purchased Equipment" refers to all Equipment, including associated software, purchased by You from AT&T, or its Affiliates, under this Agreement.

J. "Service" means the Dedicated Hosting services You order under this Attachment, as more fully described in the Service Guide.

K. "Service Activation Date" for each Service is either the Implementation Date or the Site Readiness Date, whichever date occurs first.

L. The "Service Guide" consists of the standard AT&T service descriptions and other information relating to each of the Services offered under this Attachment, as amended from time to time, and is located at url: http://www.att.com/abs/serviceguide or such other designated location.

M. The "Service Period" beings on the Initial Service Period for the Service and continues through all applicable Renewal Service Periods (as described in Section 2C), or until the Service is terminated, whichever occurs later.

N. "Site" refers to each Data Center where Your Service is located.

O. The "Site Readiness Date" for AT&T Dedicated Hosting Customer Managed Collocation Service Customers is the date when Your Space is ready for equipment deployment. AT&T shall notify You of this date in advance via email or other method.

P. "Space" refers to the collocation space within any of the Data Centers which AT&T designates for Your use and is described in the Pricing Schedule.

Q. The "Statement of Work" contains the specific configuration and other relevant details of Your Service.

2. PRICING, RENEWALS, ORDERS AND BILLING

A. The pricing for the Service during the Service Period, including any discounts or discount plans, is shown on the attached Pricing Schedule and is fixed for the Service period. After the Service Period, the pricing will revert to the then-current full list price and no discounts or discount plans shall apply.

B. The Initial Contract Term begins on the Effective Date and, if applicable, ends on the anniversary of the Service Activation Date, unless terminated earlier in accordance with the provisions hereof.

C. Except in the instance stated below for the Customer Managed Collocation Service, after the Initial Service Period for any Service, such Service shall continue under the terms of the Agreement, for additional consecutive 1-year Renewal Service Periods unless either party provides the other written notice that it does not desire to renew such Service. If You do not with to renew, You must notify AT&T in writing within 30 days after the last day of the applicable Initial or Renewal Service period and such notice will not be effective until 30 days after AT&T receives such notice. In the case of the Customer Managed Collocation Service, this Attachment shall expire no later than the date on which the Lease expires or is terminated unless the same has been replaced with another Lease, and provided further that it is understood that AT&T shall have no obligation to renew, extend, keep in effect or replace the Lease.

D. The options and features of each Service which apply to You are contained in a Statement of Work or other similar documents, which are completed by AT&T in consultation with You. Additional orders of Service by You shall not be deemed a supplement or modification of this Agreement and shall be subject to the terms of this Agreement. Terms and conditions on any non-AT&T order form shall not apply.

E. You will be billed one month in advance, pro-ratable for partial months.

F. Unless You have selected the Reservation Option, any of the charges for each Site of Your Service accrue on the Service Activation Date for the Site.

G. Under the Reservation Option, You will be billed according to the rates specified in the Pricing Schedule, until the Service Activation Date of Your Service.

E. TERMINATION

A. If for any reason other than Your act or omission or a force majeure event (ad described in the Force Majeure provision of the Master Agreement), or You have selected the Reservation Option, AT&T does not install any Service within 30 days after such Service's scheduled Site Activation Date, You shall have a one-time right to terminate such Service by notifying AT&T in writing before the Service Activation Date for the Service in question.

B. Unless otherwise noted in this Attachment, You must implement your Service within 90 days of the Effective Date of this Attachment, otherwise AT&T may terminate this Attachment immediately upon written notice.

                                AT&T PROPRIETARY
                                  PAGE 2 OF 2

           AT&T DEDICATED HOSTING SERVICE - SERVICE ORDER ATTACHMENT
                              TERMS AND CONDITIONS

C. You may terminate any Service at any time during the Service Period if You replace such Service with a new Dedicated Hosting Service from AT&T having a Service Period and revenue commitment equal to or greater than the remaining Service Period and revenue commitments of the Service You are terminating.

D. You may terminate any Service during the Initial Service Period or any subsequent Renewal Service Period by giving AT&T at least 60 days' prior written notice and payment of any applicable Termination Charges (as defined in Section 3.1).

E. AT&T may terminate this Attachment or any Service upon written notice to You if You do not comply with the AUP (as defined in Section 4B).

F. AT&T may also terminate a Service, in whole or in part, upon ninety (90) days written notice to You if AT&T decides to discontinue such Service, in whole or in part.

G.   Upon termination of any Service by You under this Section 3, or AT&T under
Section 3.E., You will be responsible for payment of any charges incurred as of the termination date, as well as access facilities or backend connectivity cancellation charges or other charges incurred by AT&T as a result of such termination.

H. In addition, You will be responsible for Termination Charges of each Service You order if You terminate a Service under Section 3D of this Attachment or if AT&T terminates or suspends such Service or this Attachment or the Agreement under Section 3.2, 10.1 or 10.2 of the Master Agreement or under
Section 3E or 4F of this Attachment.

I. In the event of a termination during the Contract Term, You are responsible for payment of Termination Charges and are not eligible for a refund of any fees. The Termination Charge will consist of: (1) 100% of the scheduled payments for the Dedicated Hosting Service for each of the months remaining through month 12 of the relevant Service Period; (2) 50% of the scheduled payments for the Service, if any, remaining through month 24 of the relevant Service Period; (3) 25% of the scheduled payments for the Service, if any, remaining through month 36 of the relevant Service Period; (4) all discounts, if any, received by You; and (5) any access facilities cancellation charges or other charges incurred by AT&T as a result of such termination.

4.   RESPONSIBILITIES OF THE PARTIES

A. AT&T shall provide Service to You in accordance with the Service Guide, as the same may be revised from time to time.

B. You acknowledge that You have read, agree to be bound by and shall assure that Users will comply with AT&T's Acceptable Use Policy for the Service (the "AUP"). The AUP may be revised from time to time, and is available for review at: www.ipservices.att.com/policy.html, or at such other address as AT&T may specify by posting or email notice.

C. Any of the AT&T Security Services which You may order, such as any type of Managed Firewall Services, are intended for use in conjunction with a single AT&T-approved Internet connection to Your network. AT&T does not monitor other additional Internet connections which may be maintained by You unless AT&T Security Services are ordered for the connections in question. You acknowledge and understand that multiple Internet connections, unless protected by an Internet security product or service, may significantly decrease Your overall network security level. To the extent You deem necessary, You will implement security procedures and controls necessary to limit access to the Service and Your Space and You will maintain facilities and procedures external to the Service for reconstruction of lost or altered files, data or programs.

D. ALL AT&T SECURITY SERVICES, SUCH AS MANAGED FIREWALL SERVICE, DO NOT GUARANTEE NETWORK SECURITY OR PREVENT SECURITY INCIDENTS. AT&T ACCEPTS NO RESPONSIBILITY, NOR ANY LIABILITY FOR THE SECURITY OF YOUR ELECTRONIC ENVIRONMENT, WHETHER OR NOT AT&T HAS INSTALLED ANY SECURITY EQUIPMENT OR SERVICE.

E. You agree to cooperate with AT&T in a prompt and timely manner in any way which is necessary for the provisioning of Your Service. Furthermore, for any AT&T Security Service, such as Managed Firewall, You agree to complete and return to AT&T in an expeditious manner any and all forms which relate to the security policies You wish to establish for Your website.

F. You agree to allow AT&T to perform routine and unscheduled security maintenance and/or security audits on all AT&T Managed Customer platforms within the Data Facility. AT&T will promptly notify You in the event of any disruption of the Service resulting from these security activities.

G. AT&T makes no claims or warranties regarding any managed storage, data backup, media streaming, load balancing or any other option or feature of the Service offered under this Attachment, nor does it in any way make any claims regarding the integrity of any data which is backed up, stored or subject to load balancing under the Service. Such data is specifically not warranted to be free from data corruption or other right/read errors, equipment failures or any other occurrences which may impact the integrity of the data. Further, AT&T makes no claims or warranties regarding the proper restoration of any such data, nor the usability or structure of any such restored data.

H. You are solely responsible for creating, updating and maintaining any of Your Content. AT&T will not provide support for use of content authoring tools or other support in connection with the Content of Your Web Site.

I. Except for IP addresses expressly registered in Your name, all IP addresses, AT&T-based domain names and telephone numbers shall remain, at all times, property of AT&T and shall be nontransferable and You shall have no right to use such IP addresses upon termination or expiration of this Service Order Attachment and You shall release any such IP addresses to AT&T immediately upon such termination or expiration.


                                AT&T PROPRIETARY
                                  PAGE 3 OF 3

           AT&T DEDICATED HOSTING SERVICE -- SERVICE ORDER ATTACHMENT
                              TERMS AND CONDITIONS

J. You agree to comply, and to use commercially reasonable efforts to cause all Users to comply, with United States law regarding the transmission of technical data and Software which is exported from the United States.

K. AT&T will not provide support directly to nor interface with any User. You are responsible for (i) selecting the Users that You permit to access each Service; (ii) implementing with Your Users appropriate terms, conditions, and measures to ensure that all Users comply with the terms and conditions of the Agreement; (iii) establishing Your Users' rights to access each Service; (iv) providing training, copying, installing and distributing any Software (and updates, if any) to Your Users; and (v) billing and collecting any amounts You elect to charge Your Users in connection with such Service.

5.    CUSTOMER MANAGED COLLOCATION SERVICE

A. The Services covered by this Attachment may involve the provision to You of Customer Managed Collocation Services which include an AT&T- or Customer-owned server or other equipment that is to be collocated on AT&T's premises and which may include use of third party software, hardware or other third party services. Your Space, which is in the premises that may be leased by AT&T, is described in the Pricing Schedule.

B. If You have elected to do so, AT&T agrees to allow You to place Customer Equipment, as defined in the Pricing Schedule or the Statement of Work, in Your Space, subject and subordinate to the terms and provisions of any applicable Lease. Customer Equipment shall be approved in a Statement of Work by AT&T prior to installation in the Space.

C. You hereby accept the Space in its "AS IS" condition and acknowledge that AT&T has no obligation to make alterations, improvements, additions, decorations or changes within Your Space or any part thereof, except to the extent required to conform to the standard physical space and electrical power configurations in effect for the Data Center.

D. In connection with the provision of the Space, AT&T shall provide to You the installation services, Remote Hand Services and any other space services set forth in the Pricing Schedule. In the event of any taking by eminent domain or damage by fire or other casualty to Your Space, You shall acquiesce and be bound by any action taken by or agreement entered into between AT&T or its Affiliates and the landlord or landlords with respect thereto.

E. As part of the Customer Managed Collocation Service, You are granted access into AT&T's Data Center. AT&T, at its sole discretion, may grant You use of an access card or any other entry device. In the event such a card is lost or stolen, You must report this to AT&T as soon as the access card is lost or as soon you discover that the card has been lost. A lost or stolen access card is replaceable upon payment of a replacement fee to AT&T.

F. Upon termination of this Attachment, You shall leave the Space in as good condition (except for normal wear and tear) as it was at the commencement of this Attachment, and You shall remove any Customer Equipment and other property from the Space.

6.    FACILITIES, EQUIPMENT AND SOFTWARE

A. All right, title and interest in all facilities and associated equipment provided by either party shall at all times remain exclusively with such party. Neither party shall create any liens or encumbrances with respect to such facilities or equipment of the other party. You are responsible for providing any insurance you may desire to maintain on behalf of Customer Equipment.

B. Equipment if any, will be subject to the terms, conditions and licenses set forth in this Attachment or in the Service Guide. Equipment shall not be removed, relocated, modified, interfered with, or attached to non-AT&T equipment by You without prior written authorization from AT&T.

C. Except for Purchased Equipment, all rights, title and interest to Equipment will remain with AT&T or its suppliers as the case may be.

Title to, and risk of loss of, Purchased Equipment, will pass to You as of the delivery date, upon which date, AT&T will have no further obligations of any kind (including without limitation operation and maintenance) with respect to that Purchased Equipment, unless otherwise agreed to in writing by both parties. AT&T hereby transfers permission to use the software licenses for Purchased Equipment to You, and You agree to be bound by the terms of those licenses. AT&T retains a purchase money security interest in each item of Purchased Equipment until You pay for it in full; You appoint AT&T as Your agent to sign and file a financing statement to perfect AT&T's security interest.

D. Upon sixty (60) days' prior written notice and solely for the purposes of AT&T's convenience, AT&T may require Customer (at AT&T's expense) to relocate Customer Equipment within the Data Center, provided, however, that the site of relocation shall afford comparable environmental conditions for the Equipment and comparable accessibility to Customer Equipment. Otherwise, upon sixty (60) days' prior written notice or, in the event of an emergency, with as much notice as may be feasible, AT&T may require You, at Your expense, to relocate Customer Equipment within the, or in any other, Data Center, provided, however, that the site of relocation shall afford comparable environmental conditions for any such Customer Equipment and comparable accessibility to Customer Equipment.

E. AT&T shall use reasonable efforts to maintain the Customer Managed Collocation Services in accordance with applicable performance standards therefore and to obtain and keep in effect all rights of way required to provide the Customer Managed Collocation Services. AT&T shall have no responsibility for the hardware maintenance and repair of, or any liability of any kind with respect to, facilities and equipment which it does not furnish, and may assess You its standard charge for any false call outs.

F.    ALL EQUIPMENT AND THIRD PARTY SOFTWARE PROVIDED HEREUNDER IS PROVIDED


                                AT&T PROPRIETARY

                                             AT&T ?? Reference No. _____________
           AT&T DEDICATED HOSTING SERVICE - SERVICE ORDER ATTACHMENT
                              TERMS AND CONDITIONS

ON AN "AS IS" BASIS AND YOU ASSUME THE RISK ASSOCIATED WITH USE, REPAIR AND MAINTENANCE OF SUCH EQUIPMENT AND SOFTWARE.

7. INDEMNIFICATION
Without limitation of any other provision of the Agreement, You hereby agree to indemnify and hold harmless AT&T against any and all liabilities, costs, expenses and claims relating to (i) Your unlawful or improper use of the Customer Managed Collocation Services, Your Space, the Data Center or the AT&T network, (ii) Your failure to comply with the terms and provisions of the Agreement, including without limitation this Attachment, or (iii) property damage or personal injury claims caused by Your acts or omissions or arising from Your operation of Customer or other Equipment or Your use of the Space or the Data Center.

8. DOMAIN NAME SYSTEM SERVICES
A. You may, from time to time, request that AT&T submit to a Domain Name Registry, on your behalf, domain name registration applications (each, an "Application"), for domain names you select (each, a "Domain Name"). If AT&T elects, in its sole discretion, to perform such service, the Applications shall name AT&T as the Internet Service Provider which will host such domain name. AT&T is not a domain name registry. AT&T's charges for Domain Name Management Services (the "DNS Services") do not include the domain name registry's fees. You shall be responsible for, and shall promptly pay, all DNS Services and domain name registry's fees. You represent and warrant that (i) all statements on the Application are true and correct; (ii) none of the requested Domain Names or your use of any Domain Name will interfere with the rights of any third party, infringe upon any trademark, service mark or other personal, moral or property right; and (iii) you have a legitimate business purpose for registering each Domain Name, which purpose relates to your purchase of the Service.

B. THE DNS SERVICES ARE PROVIDED ON AN "AS IS" BASIS. IN NO EVENT SHALL AT&T BE LIABLE FOR PROVIDING, FAILING TO PROVIDE, OR THE PERFORMANCE OR THE FAILURE TO PERFORM OF THE DNS SERVICES. WITHOUT LIMITING THE FOREGOING, AT&T DOES NOT MAKE ANY WARRANTIES REGARDING THE SUCCESSFUL REGISTRATION OF ANY DOMAIN NAME, THE TIME OF SUBMISSION OF THE APPLICATION OR YOUR RIGHT TO CONTINUED USE OF A DOMAIN NAME AFTER REGISTRATION. AT&T IS NOT REQUIRED TO PARTICIPATE IN ANY DISPUTES RELATING TO THE APPLICATION OR THE REGISTRATION OF ANY DOMAIN NAME.

C. With respect to any Domain Name, AT&T may elect to terminate or suspend its hosting of or provision of any DNS Services with respect to any or all of your Domain Names immediately upon written notice if (i) an Application is rejected;
(ii) the Domain Name Registration is revoked or placed on "hold" or assigned to a third party; or (iii) AT&T receives or becomes aware of any complaints, conflicting claims, disputes or court orders regarding the Domain Name.

9. DISCLOSURE OF SERVICE
You hereby allow AT&T to publicly acknowledge, You, as a customer of the AT&T Dedicated Hosting Service with potential Customers of the Service. AT&T will limit its use of any information about You or Your Service, and will not in any other way make public mention of You or Your Service without your prior written authorization.

10. REMOTE HANDS SERVICE
A. You have, pursuant to this Service Order Attachment, located certain equipment in any number of AT&T Data Centers, and may from time to time request that AT&T perform certain basic services with respect to such equipment. Such services (herein referred to as "Remote Hands Services") offer an opportunity for You to avoid dispatching field services personnel for certain basic on-site activity. These Services are more fully described within the Services Guide.

B. You acknowledge that AT&T will provide Remote Hands Services under Your specific direction. AT&T DOES NOT OFFER OR PROVIDE (AND HEREBY DISCLAIMS) ANY WARRANTY WITH RESPECT TO REMOTE HANDS SERVICES. NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT TO THE CONTRARY, THE REMOTE HANDS SERVICES ARE PROVIDED ON AN "AS IS" BASIS. AT&T SHALL NOT BE LIABLE IN ANY WAY WHATSOEVER
FOR ANY DIRECT OR INDIRECT LOSS, COST OR DAMAGE YOU MAY INCUR IN CONNECTION
WITH AT&T PROVIDING OR FAILING TO PROVIDE THE REMOTE HANDS SERVICES TO CUSTOMER.

C. You will at all times defend, indemnify and hold harmless AT&T from and against any and all damages, liabilities, losses, penalties, interest and other expenses (including, without limitation, reasonable attorney's fees), whether or not arising out of or relating to any third party claims, and regardless of the form of action, whether in contract, tort, strict liability or otherwise, concerning AT&T's provision of the Remote Hands Services to You.

11. GENERAL
A. Every effort has been made to ensure that the information in this Agreement is complete and accurate; however, AT&T is not responsible for typographic errors or omissions.

                                AT&T PROPRIETARY
                                  PAGE 5 OF 5